Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, our report dated March 20, 2025 relating to the consolidated financial statements of Mangoceuticals, Inc. (the “Company”) as of and for the years ended December 31, 2024, and 2023, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in the Annual Report on Form 10-K of the Company for the years ended December 31, 2024 and 2023.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ Turner, Stone & Company, L.L.P.

Dallas, Texas
April 1, 2025